
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Commodity L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               JUN-30-2000
<CASH>                                      22,110,122
<SECURITIES>                                         0
<RECEIVABLES>                                  365,963<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              22,129,389<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                22,129,389<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               972,861<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               806,821
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                166,040
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            166,040
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   166,040
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $85,599, and subscriptions receivable of $280,364.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $346,696.
<F3>Liabilities include redemptions payable of $230,907, accrued brokerage fees of $83,982 and accrued management fees of $45,642.
<F4>Total revenues include realized trading revenue of $1,344,767, net change in unrealized of $(889,124) and interest income of $517,218.


